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                                                                     Exhibit 4.2

                                WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of_______________,1998 (and effective as of ______________, 1998) between Rosedale Decorative Products Ltd., a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), and Continental Stock Transfer & Trust Company (the "Warrant Agent").

                               W I T N E S S E T H :

         WHEREAS, the Company proposes to issue and sell to the public in a initial public offering (the "Initial Offering") 1,000,000 shares of the Company's Common Stock at $6.00 per share, no par value (the "Shares"), and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants");

         WHEREAS, the Company also proposes to issue and sell to J.P. Turner & Company, L.L.C. ("J.P. Turner"), and each of the other underwriters named in
Schedule I hereto (collectively, the "Underwriters"), for whom J.P. Turner is acting as representative (in such capacity, J.P. Turner shall hereinafter be referred to as the "Representative") in the Initial Offering One Million (1,000,000) shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), and One Million (1,000,000) Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") ("Firm Securities"), each of the Redeemable Warrants entitles the holder thereof to purchase one share of Common Stock at an exercise price of $______ per share pursuant to a warrant agreement (the "Warrant Agreement") between the Company and the warrant agent, set forth in Schedule II, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, to purchase all or any part of 150,000 additional Shares and 150,000 Redeemable Warrants (the "Additional Securities") for the purpose of covering over-allotments, if any. The aforesaid Firm Securities together with all or any part of the Additional Securities are hereinafter collectively referred to as the "Securities." The Company also proposes to issue and sell to the Underwriters for an approximate price of $100.00 ($0.001 per warrant), non-callable warrants entitling the Underwriters' to purchase from the Company an Underwriters' Warrant (the "Underwriters' Warrant") for the purchase of an aggregate of 1,000,000 Shares (the "Underwriters' Shares") and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Underwriters' Warrants"). The shares of Common Stock issuable upon exercise of the Redeemable Warrants and the Underwriters' Warrants are hereinafter sometimes referred to as the "Warrant Shares."

         WHEREAS, the Public Warrants shall be evidenced by certificates substantially in the form of Exhibit A annexed hereto (the "Warrant Certificate"), each Warrant entitling the holder thereof to purchase one share of Common Stock;

         WHEREAS, the Public Warrants will have an exercise price of $___________ per share of Common Stock, subject to certain adjustments (the "Public Warrant Price"), will be exercisable commencing on the first anniversary of the date of the Final Prospectus dated__________, 1998 ("First Exercise Date") until a date which is the fifth anniversary of the date of the Final Prospectus dated __________, 1998 ("Last Exercise Date"), unless extended by the Company, and, except for the Underwriter's Warrants, will be exercisable during any period of time fixed for that Warrant's redemption in a Redemption Notice (hereinafter defined in Section 2.03), which period of time will terminate on a stated Redemption Date (hereinafter defined in Section 2.03);

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, registration, transfer, exchange and replacement of the Warrant Certificates and exercise of the Public Warrants; and

         WHEREAS, the Company and the Warrant Agent desire to set forth in this Agreement the terms and conditions upon which the Warrant Certificates shall be issued, transferred, exchanged and placed and the Public Warrants exercised, and to provide for the rights of the holders of the Public Warrants;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the respective undertakings herein below set forth, the Company and the Warrant Agent agree as follows:

                                    ARTICLE I

                       ISSUANCE AND EXECUTION OF WARRANTS

         SECTION 1.01. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the terms and conditions herein set forth, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with such provisions.

         SECTION 1.02. The Warrant Certificates for the Public Warrants shall be issued in registered form only. The text of the Warrant Certificate, including the form of assignment and subscription printed on the reverse side thereof, shall be substantially in the form of Exhibit A annexed hereto, which text is hereby incorporated in this Agreement by reference as though fully set forth herein and to whose terms and conditions the Company and the Warrant Agent hereby agree. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase the number of validly issued, fully paid and non-assessable shares of Common Stock, as that term is defined in Section 1.05 of this Agreement, stated therein, free of preemptive rights, subject to adjustment as provided in Article III of this Agreement.

         SECTION 1.03. Upon the written order of the Company, signed by the President or any Vice President, and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Company, the Warrant Agent shall issue and register Public Warrants in the names and denominations specified in that order, and will countersign and deliver Warrant Certificates evidencing the same in accordance with that order. Each Warrant Certificate shall be dated the date of its countersignature. Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the President of the Company, under its corporate seal, affixed or


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facsimile, attested by the manual or facsimile signature of the Secretary of the
Company and shall be countersigned manually by the Warrant Agent. The Warrant Certificates shall not be valid for any purpose unless so countersigned. In case any officer whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such on the date of issuance.

         SECTION 1.04. Except as otherwise expressly stated herein, all terms used in the Warrant Certificate have the meanings provided in this Agreement.

         SECTION 1.05. As used herein, the term "Common Stock" shall mean the aggregate number of shares that the Company, by its Certificate of Incorporation, as from time to time amended, is authorized to issue, which are not limited by its Certificate of Incorporation to a fixed sum or percentage of the book value in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up the Company.

         SECTION 1.06. The Warrant Agent understands and agrees that the Public Warrants and shares of Common Stock are being sold separately in the Initial Offering and that the Shares and the Public Warrants will be traded separately immediately upon the closing of the Initial Offering.

                                   ARTICLE II

            PUBLIC WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS,
                    CALL OF WARRANTS AND TRADING OF WARRANTS

         SECTION 2.01. (a) Each Public Warrant shall entitle the person in whose name at the time the Public Warrant shall be registered upon the books to be maintained by the Warrant Agent for that purpose (the "Warrant Holder"), subject to the provisions of the Warrant Certificates and of this Agreement, to purchase from the Company any time on or after the First Exercise Date but at or before the Last Exercise Date, up to the number of shares of Common Stock stated therein, as adjusted, at the Public Warrant Price in effect at such date, payable in full at the time of purchase in the manner provided in Section 2.02 of this Agreement.

                  (b) Each Public Warrant shall be exercisable in accordance with the terms herein and in the Warrant Certificate which, among other things, contains certain terms as to the Public Warrant Price.

         SECTION 2.02. (a) The Warrant Holder may exercise a Public Warrant, in whole or in part, by surrender of the Warrant Certificate, with the form of subscription thereon duly executed by the Warrant Agent at its corporate office, together with the Public Warrant Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified


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check, bank draft, or postal or express money order payable in United States
Dollars to the order of the Company.

                  (b) Upon receipt of a Warrant Certificate with the form of election to purchase thereon duly executed and accompanied by payment of the aggregate Public Warrant Price for the shares of Common Stock for which the Public Warrant is then being exercised, the Warrant Agent shall requisition from the transfer agent certificates for the total number of the shares of Common Stock for which the Public Warrant is being exercised in such names and denominations as are required for delivery to the Warrant Holder, and the Warrant Agent shall thereupon deliver such certificates to or in accordance with the instructions of the Warrant Holder. The Company covenants and agrees that it has duly authorized and directed its transfer agent (and will authorize and direct all its future transfer agents) to comply with all such requests of the Warrant Agent.

                  (c) In case any Warrant Holder shall exercise his Public Warrant with respect to less than all of the shares of Common Stock that may be purchased under the Public Warrant, a new Public Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of the Warrant Holder.

                  (d) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect to the issuance of Warrants, or the issuance of any shares of Common Stock upon the exercise of Warrants. However, neither the Company nor the Warrant Agent shall be required to issue or deliver any Warrant Certificate or shares of Common Stock in a name other than that of the Warrant Holder at the time of surrender if any tax is payable in respect of such transfer until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or shall not be due and payable. In the event that any transfer tax is due and payable, the Warrant Agent shall be under no obligation to issue or deliver any Warrant Certificate or shares of Common Stock in a name other than that of the Warrant Holder until the Company has notified the Warrant Agent that the transfer tax, if any, has been paid, or in the alternative, that no transfer tax is due and payable by reason of an exemption.

                  (e) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently account to the Company for all moneys received by the Warrant Agent for the purchase of shares of Common Stock upon the exercise of Warrants.

                  (f) The Warrant Agent covenants and agrees that upon the exercise of any of the Warrants, the Warrant Agent shall provide written notice to the Company at 731 Millway Avenue, Concord, Ontario, Canada L4K 3S8, and to the Underwriter at its office at 3340 Peachtree Street, NE, Suite 450, Atlanta, Georgia 30326, the expense of which notice shall be borne by the Company. Each notice shall contain the name of the exercising Warrant Holder, the number of shares of Common Stock that the Warrant Holder has elected to purchase, the purchase price paid on a per share basis and the cumulative number of Public Warrants exercised by all of the Warrant Holders as of the date of the transaction which is the subject of the aforesaid notice. Such notice shall be


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made on the date of the exercise of the Public Warrant. Nothing contained herein shall be construed so as to prevent the Warrant Agent from providing the information required in this Section 2.02 (f) in a consolidated or tabular form, provided that all other provisions of this Section are complied with.

                  (g) The Warrant Agent covenants and agrees that it shall provide a list of each and every holder of the Public Warrants to the Company and the Underwriter at such time or from time to time as shall be required by the Company or the Underwriter, but in no event shall such a list be provided less frequently than once per annum at a date as shall be determined by the Company.

         SECTION 2.03. (a) Commencing on the first anniversary of the effective date of the Initial Offering, the Company may, subject to the conditions set forth herein, redeem all, but not less than all, the Public Warrants then outstanding at a redemption price of $.001 per Public Warrant upon not less than thirty (30) days prior written notice (the "Redemption Notice") to the holders thereof provided that the average closing price of the Common Stock for the 20 consecutive trading days ending three (3) days prior to the date of the Redemption Notice is at least $________per share, subject to adjustment for stock dividends, stock splits and other anti-dilution provisions as provided for under Article III herein. For purposes of this Section 2.03, "closing price" at any date shall be deemed to be: (i) the last sale price regular way as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Common Stock as reported by the Nasdaq National Market or Nasdaq Small Cap Market of the Nasdaq Stock Market, Inc. ("NASDAQ") or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company. The Redemption Notice shall be deemed effective upon mailing and the time of mailing is the "Effective Date of the Notice". The Redemption Notice shall state a redemption date not less than thirty (30) days from the Effective Date of the Notice (the "Redemption Date") . No Redemption Notice shall be mailed unless all funds necessary to pay for redemption of all Warrants then outstanding shall have first been set aside by the Company in trust with the Warrant Agent for the benefit of all Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the Warrant Holders will be $0.01 for each share of the Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Public Warrant being redeemed, as adjusted from time to time as provided herein (the "Redemption Price"). In the event the number of shares of Common Stock issuable upon exercise of the Public Warrant being redeemed are adjusted pursuant to Article III hereof, then upon each such adjustment the Redemption Price will be adjusted by multiplying the Redemption Price in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Common Stock issuable upon exercise of the Public Warrant being redeemed immediately prior to such adjustment and the denominator of which is the number of shares of Common Stock issuable upon exercise of such Public Warrant being redeemed immediately after such adjustment. The Public Warrants may only


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be redeemed if the Company has in effect a current Registration Statement or post-effective amendment covering the shares underlying the Public Warrants. The Warrant Holders may exercise their Public Warrants between the Effective Date of the Notice and the Redemption Date, such exercise being effective if done in accordance with Section 2.02 (a), and if the Warrant Certificate, with form of election to purchase duly executed and the Public Warrant Price, as applicable for such Public Warrant subject to redemption for each share of Common Stock to be purchased is actually received by the Warrant Agent at its office located at 2 Broadway, New York, New York 10004, no later than 5:00 P.M. New York time on the Redemption Date.

                  (b) If any Warrant Holder does not wish to exercise any Warrant being redeemed, the Warrant Holder should mail such Public Warrant to the Warrant Agent at its office located at 2 Broadway, New York, New York 10004, after receiving the Redemption Notice required by this Section. If such Redemption Notice shall have been so mailed, and if on or before the Effective Date of the Notice all funds necessary to pay for redemption of all Public Warrants then outstanding shall have been set aside by the Company in trust with the Warrant Agent for the benefit of all Warrant Holders so as to be and continue to be available therefor, then, on and after said Redemption Date, notwithstanding that any Public Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Public Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Public Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Public Warrant upon receiving the Redemption Notice of the Public Warrant subject to redemption held by the Holder hereof.

                  (c) Notwithstanding anything contained in this Article II, the Underwriter's Warrants shall not be eligible for redemption by the Company.

                                   ARTICLE III

                      ADJUSTMENT OF SHARES OF COMMON STOCK
                     PURCHASABLE AND OF PUBLIC WARRANT PRICE

         SECTION 3.01. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the outstanding Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Public Warrant Price, and the number and kind of shares of Common Stock receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Public Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which if such Public Warrant had been exercised immediately prior to such time, he would have owned upon such


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exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         SECTION 3.02. In case the Company after the date hereof shall issue rights, options, or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, if a security convertible into or exchangeable for Common Stock) less than the "current market price" (as defined in Section 3.04 hereof) per share of Common Stock on the record date established for the issuance of such rights, options or warrants, then, in such case, the Public Warrant Price shall be adjusted by multiplying the Public Warrant Price in effect on the record date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate initial conversion price of the convertible securities to be issued or sold) would purchase at such "current market price" and of which the denominator shall be the number of shares of Common Stock outstanding on the record date for such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible or exchangeable securities to be issued or sold are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible to or exchangeable for shares of Common Stock) are not delivered, the Public Warrant Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Public Warrant Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

         Notwithstanding the foregoing, no adjustment in the Public Warrant Price or the number of shares of Common Stock issuable upon exercise of the Public Warrants shall be made upon (i) the issuance of options (or upon exercise thereof) by the Company pursuant to its Stock Option Plans, (ii) the issuance of the Underwriter's Warrants, or (iii) any other options and warrants outstanding as of the date hereof.

         SECTION 3.03. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends distributions and dividends payable in shares of Common Stock), subscription rights, options, or warrants or convertible or exchangeable securities


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containing the right to subscribe for or purchase shares of Common Stock
(excluding those referred to in Section 3.02 hereof), then, in each case, the Public Warrant Price shall be adjusted by multiplying the Public Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the "current market price" per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants, convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to the share, and of which the denominator shall be such "current market price" per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         SECTION 3.04. For the purpose of any computation under sections 3.02 and 3.03 hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days ending three (3) days prior to such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by NASDAQ. If on any such date the Common Stock is not quoted on NASDAQ or any such organization, the closing price shall be deemed to be the average of the closing bid and asked prices in the over-the-counter market as reported by the National Quotation Bureau or if no such quotation is available, the fair value of the Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error.

         SECTION 3.05. No adjustment in the Public Warrant Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 3.05 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article III shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         SECTION 3.06. In any case in which this Article III shall require that an adjustment in the Public Warrant Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date, the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Public Warrant Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.


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         SECTION 3.07. Upon each adjustment of the Public Warrant Price as a result of the calculations made in Section 3.01, 3.02, or 3.03 hereof, each Warrant outstanding prior to the making of the adjustment in the Public Warrant Price shall thereafter evidence the right to purchase, at the adjusted Public Warrant Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Public Warrant Price in effect prior to adjustment of the Public Warrant Price by (B) the Public Warrant Price in effect after such adjustment of the Public Warrant Price.

         SECTION 3.08. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a reclassification of the Common Stock referred to in Section 3.01 hereof), or in the case of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale, transfer, or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or other entity, each Public Warrant shall after such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease, be exercisable, on the same terms and conditions specified in this Agreement, for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease) upon exercise of such Public Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer, or lease; and in any such case, if necessary, the provisions set forth in this Article III with respect to the rights and interests thereafter of the holders of the Public Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, assets, or cash thereafter deliverable on the exercise of the Public Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this subsection. The Company shall not effect any such consolidation, merger, transfer, or lease, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the Corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall expressly assume, by written instrument in form satisfactory to the Underwriter, the obligation to deliver to the holder of each Public Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and to perform the other obligations of the Company under this Agreement.

         SECTION 3.09. The Company may make such reductions in the Public Warrant Price, in addition to those required by this Article III, as it shall, in it sole discretion, determine to be advisable.

                                   ARTICLE IV

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                                 WARRANT HOLDERS

         SECTION 4.01. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purposes, nor shall anything contained in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive dividends or subscription rights, or otherwise, until in connection with the exercise of any Public Warrant, such Public Warrant shall have been surrendered and the purchase price or the shares of Common Stock for which such Public Warrant is being exercised shall have been received by the Warrant Agent; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those shares of Common Stock are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Public Warrant surrendered shall not be deemed to have been exercised, in whole or in part, as the case maybe, until such next succeeding day on which stock transfer books are open.

         SECTION 4.02. The Company covenants and agrees that it shall contemporaneously provide to all Warrant Holders of record any publication, mailing or notice of an event which it shall provide to all of its shareholders of record and which event shall result in the adjustment to the Public Warrant Price as provided in Article III hereof. For purposes of this Section 4.02, the Warrant Holders of record shall be those Warrant Holders who are of record on a date even with the date chosen by the Company for the purpose of determining the shareholders of record who shall be entitled to receive such publication, mailing or notice.

         SECTION 4.03. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion reasonably impose, which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof, issue a new Warrant Certificate of like denomination and tenor as, and in substitution for, the Warrant Certificate so lost, stolen mutilated or destroyed.

         SECTION 4.04. (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of outstanding Warrants such number of authorized shares of Common Stock and the aggregate number and kind of any other securities which the Warrants are exercisable for, pursuant to the provisions of Article III hereof, as are sufficient to permit the exercise in full of such Warrants and that it will make available to the Warrant Agent from time to time a number of duly executed certificates representing shares of Common Stock and other securities, sufficient therefor.

                  (b) The Company shall use its best efforts to secure the listing, upon official notice of issuance, of the shares of Common Stock issuable upon exercise of Warrants upon any securities exchange upon which the Common Stock becomes listed.

                  (c) The Company covenants that all shares of Common Stock issued on exercise of Warrants shall be validly issued, fully paid, non-assessable and free of preemptive rights.

                  (d) The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (Registration No. 333-44747) for the registration of, among other things, the sale of the Public Warrants and the shares of Common Stock issuable upon exercise thereof under the Securities Act of 1933, as amended (the "Act") which was declared effective by the Securities and Exchange Commission at 5:15 p.m. Eastern Daylight Time on______________, 199__. The "Effective Date" of the Registration Statement for purposes of this Agreement is____________, 199__. The Company has undertaken to register or qualify the Common Stock, Warrants and shares of Common Stock underlying the Public Warrants under the laws of any states in which the sale of the Warrants and shares of Common Stock was registered or qualified at the time of the Initial Offering and shall use its reasonable good faith efforts to register and qualify such Common Stock, Warrants and shares of Common Stock underlying the Warrants in such additional states and jurisdictions as may be appropriate. The Company further agrees to use its best efforts to maintain the effectiveness of such Registration Statement and such state qualifications, as aforesaid, by the filing of any and all amendments to the Registration Statement and such state qualifications as may be required from time to time under the Act or the laws of the various states until the expiration or termination of all the Warrants in accordance herewith.

                  (e) The Company will furnish to the Warrant Agent, upon request, an opinion of counsel satisfactory to the Warrant Agent to the effect that (i) a Registration Statement under the Act is then in effect with respect to the Warrants and shares of Common Stock issuable upon the exercise of the Warrants and that the prospectus included therein complies as to form in all material respects, (except as to financial statements, including schedules, and other accounting and financial data, as to which such counsel need express no opinion), with the requirements of the Act and the rules and regulations of the Commission thereunder; or a Registration Statement under the Act with respect to said Warrants and shares of Common Stock is not required. In the event that said opinion states that such a Registration Statement is in effect, the Company will from time to time furnish the Warrant Agent with current prospectuses meeting the requirements of the Act and such rules and regulations in sufficient quantity to permit the Warrant Agent to deliver a prospectus ("Prospectus") to each Warrant Holder upon exercise thereof. The Company further agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Warrant Agent of the foregoing opinions and Prospectuses and the above mentioned registrations and other actions, and to immediately notify the Warrant Agent in the event that (i) the Commission shall have issued or threatened to issue any order preventing or suspending the use of any Prospectus; (ii) at any time any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) for any reason it shall be necessary to amend or supplement any Prospectus in order to comply with the Act.

         SECTION 4.05. If the number of shares purchasable upon the exercise of each Public Warrant is adjusted pursuant to Section 3.07 hereof, the Company shall not be required to issue fractions of shares upon exercise of the Public Warrants or to distribute share certificates which evidence fractional shares. In lieu of fractional shares, the Company, in its sole discretion, may pay to the registered holders of Warrant Certificates at the time such Public Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share. For purposes of this Section 4.05, the current market value of a share issuable upon the exercise of a Public Warrant shall be the closing price of a share of Common Stock, as determined pursuant to the second and third sentences of Section 3.04, for the trading day immediately prior to the date of such exercise.

                                    ARTICLE V

                          TREATMENT OF WARRANT HOLDERS

         SECTION 5.01. Prior to due presentment for registration of transfer of any Public Warrant, the Company and the Warrant Agent may deem and treat the Warrant Holder as the absolute owner of such warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT
                                AND OTHER MATTERS

         SECTION 6.01. The Company will from time to time promptly pay, subject to the provisions of Section 2.02 (d) of this Agreement, all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Public Warrants.

         SECTION 6.02. (a) The Warrant Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days notice in writing, mailed to the Company by registered or certified mail, and to each Warrant Holder. The Company may remove the Warrant Agent or any successor warrant agent upon sixty
(60) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, by registered or certified mail, and to each Warrant Holder; provided, however, the Company shall appoint a new Warrant Agent as hereinafter provided and such removal shall not become effective until a successor Warrant Agent has been appointed and has accepted such appointment. If the Warrant Agent shall resign or shall otherwise become capable of acting, the Company shall appoint a successor to the Warrant Agent. If the

Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapability by the Warrant Agent by a Warrant Holder, who shall, with such notice, submit his Warrant Certificate for inspection by the Company, then any Warrant Holder may apply to any court of competent jurisdiction or the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court shall be a registered transfer agent, bank or trust company, subject to the terms and conditions of this Section 6.02, in good standing and incorporated under the laws of any State of the United States, having its principal office in the United States of America. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

                  (b) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificate in its own name or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and this Agreement.

                           In case at any time the name of the Warrant Agent
shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under this prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 6.03. The Company agrees to pay the Warrant Agent a reasonable fee for all services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         SECTION 6.04. The Company covenants and agrees that it shall, at the Company's expense, provide to the Warrant Agent copies of its current prospectus, if any, in such quantity as to enable the Warrant Agent to deliver one copy of such current prospectus to such Warrant Holder who shall exercise his rights under a Warrant. Notwithstanding anything else contained in this
Section 6.04, the Company shall not be obligated to provide copies of its current prospectus for the purpose of allowing the Warrant Agent to deliver such copies to any Warrant Holder who delivers all of his redeemable warrants for redemption pursuant to Section 2.03 or who shall notice the Company of his intent to permit redemption of all of his Warrants pursuant to Section 2.03 herein or to any person who shall hold any Warrant subject to the terms of this Agreement after the earlier of the Redemption Date or the Last Exercise Date of the Warrants.

         SECTION 6.05. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant certificates, by their acceptance thereof, shall be bound:

                  (a) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, that fact or matter, unless other evidence in respect thereof be herein specifically prescribed, may be deemed to be conclusively proved and established by a certificate signed by the President or the Secretary of the Company and delivered to the Warrant Agent. That certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon that certificate.

                  (b) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

                  (c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates, except its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (d) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof, except the due execution hereof by the Warrant Agent, or in respect of the validity or execution of any Warrant Certificate, except its countersignature thereof; nor shall it be responsible for any Warrant Certificate; nor shall it be responsible for the adjustment of the Public Warrant Price or the making of any change in the number of shares of Common Stock required under the provisions of Article III of this Agreement or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Public Warrant Price; nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any share of Common Stock will when issued be validly issued, fully paid, non-assessable and free of preemptive rights.

                  (e) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company to retain a pecuniary interest in any transaction in which the Company may be interested or contract with or lend money to or otherwise act as fully and freely as though it was not the Warrant Agent or subject to this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Company, and to apply to any such officer or assistant officer for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or assistant officer.

                  (g) The Warrant Agent may consult with its counsel or other counsel satisfactory to it, including counsel for the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, offered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (h) The Warrant Agent shall incur no liability to the Company or to any holder of any Warrant for any action taken by it in reliance upon any Warrant Certificate or certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and where necessary, certified or acknowledged, by the proper person or persons.

         SECTION 6.06. The Warrant Agent may, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that (i) it shall have been advised by counsel, who may be counsel for the Company, are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or (ii) as provided in Section 3.09, the Company deems necessary of advisable and which shall not be inconsistent with the provisions of the Warrant Certificates, provided such changes or corrections do not adversely affect the privileges or immunities of the Warrant Holders.

         SECTION 6.07. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 6.08. Forthwith upon the appointment after the date thereof of any transfer agent for the Common Stock, or of any subsequent transfer agent for the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         SECTION 6.09. Notice or demand pursuant to this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                        Rosedale Decorative Products Ltd.
                        731 Millway Avenue
                        Concord, Ontario
                        Canada L4K 3S8

notice or demand pursuant to this Agreement to be given or made by the Company or any Warrant Holder to or on the Warrant Agent shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                        Continental Stock Transfer & Trust Company
                        2 Broadway
                        New York, New York 10004

notice or demand pursuant to this Agreement to be given or made by the Company or the Warrant Agent to or on the Underwriter shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Underwriter with the Company) as follows:

                        J.P. Turner & Company, L.L.C.
                        3340 Peachtree Street, Suite 450
                        Atlanta, Georgia 30326
                        Attn: William L. Mello

notice or demand pursuant to this Agreement to be given or made by the Company or the Warrant Agent to or on any Warrant Holder shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed to such Warrant Holder at his last known address as it shall appear in the records of the Company, if such notice shall be given by the Company, or, if such notice shall be given by the Warrant Agent, as it shall appear on the register maintained by the Warrant Agent.

         A copy of any Notice or demand given or made pursuant to this Agreement on the Warrant Agent, Company or Underwriter shall be promptly forwarded by the recipient thereof to each of the Company, Warrant Agent or Underwriter who shall not have received or made such demand or Notice.

         SECTION 6.10. The validity, interpretation and performance of this Agreement and the Warrants shall be governed by the law of the State of Georgia.

         SECTION 6.11. Nothing in this Agreement shall be construed to give to any person or corporation other than the parties hereto and the Warrant Holders any right, remedy or claim under promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Warrant Holders, and their heirs, representatives, successors, assigns and transferees.

         SECTION 6.12. A copy of this Agreement shall be available for inspection by any Warrant Holder during the regular business hours and at the corporate office of the Warrant Agent in New York, New York, at which time the Warrant Agent may require any Warrant Holder to submit his Warrant Certificate for inspection by it.

         SECTION 6.13. This Agreement shall terminate on the Last Exercise Date, or such earlier date upon which all Warrants have been exercised or redeemed, except that the Warrant Agent shall account to the Company pursuant to Section
2.02 (e) of this Agreement for all cash held by it. The provisions of Section
6.03 and 6.04 of this Agreement shall survive such termination.

         SECTION 6.14. The Article headings in this Agreement are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         SECTION 6.15. This Agreement may be executed in any number counterparts, each of which is so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

                                 ROSEDALE DECORATIVE PRODUCTS, LTD.

                                       By:      /s/ Sidney Ackerman
                                             ------------------------------

ATTEST:                                        Sidney Ackerman, President
        --------------------
              Secretary

                                 CONTINENTAL STOCK TRANSFER & TRUST CO.

                                       By:
                                             ------------------------------
ATTEST:                                Name:
        ---------------------                ------------------------------
              Secretary                Title:
                                             ------------------------------



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